Exhibit 10.7

LOAN AGREEMENT

THIS LOAN AGREEMENT (“Agreement”), is made this 27th day of September, 2011, by and between the Borrower and Lender identified in the attached Authorization issued by the U.S. Small Business Administration (“SBA”) to Lender dated September 22, 2011, SBA Loan Number PLP 48794050-02 FL (“Authorization”).

SBA has authorized a guaranty of a loan from Lender  to Borrower for the amount and under the terms stated in the attached Authorization (“Loan”).

In consideration  of the promises in this Agreement and for other good and valuable consideration, Borrower and Lender agree as follows:

1.   Subject to the terms and conditions of the Authorization and SBA’s “Participating Lender Rules” (as defined in the Guarantee Agreement between Lender and SBA), Lender agrees to make the Loan if Borrower complies with the following (“Borrower Requirements”.  Borrower must:

(a)	Provide Lender with all certifications, documents or other information Lender is required by the Authorization to obtain from Borrower or any third party;

(b)	Execute a note and any other documents required by Lender; and

(c)	Do everything necessary for Lender to comply with the terms and conditions of the Authorization.

2.   The terms and conditions of this Agreement:

(a)	Are binding on Borrower and Lender and their successors and assigns; and

(b)	Will remain in effect after the closing of the Loan.

3.   Failure to abide by anyof the Borrower  Requirements will constitute an event of default under the note and other loan documents.

BORROWER:		LENDER:

Health Plan Intermediaries, LLC, a Florida limited liability company		SunTrust Bank

By:	/s/Michael W. Kosloske	By:	/s/Jordan K. Young
	Michael W. Kosloske, Manager	Name:	Jordan K. Young
		Title:	Senior Vice President

Small Business Administration	U.S. Small Business Administration Authorization (SBA 7(A) Guaranteed Loan)

SBA Loan #	PLP 48794050-02 FL
SBA Loan Name	Health Insurance Innovations
Approval Date	September 22, 2011

Lender:	U.S. Small Business Administration (SBA):

SunTrust Bank 7818 Parham Road 3rd Floor Richmond, VA 23294	South Florida District Office 100 S. Biscayne Boulevard – 7th Floor Miami, FL 33131

SBA approves, under Section 7(a) of the Small Business Act as amended, Lender’s application, received September 22, 2011, for SBA to guarantee 75.00% of a loan (“Loan”) in the amount of $4,250,000.00 to assist:

Borrower:

1.	Health Plan Intermediaries, LLC dba
Health Insurance Innovations
15438 North Florida Avenue
Suite 201
Tampa, FL 33613

All requirements in the Authorization which refer to Borrower also apply to any Co-Borrower.

A.   THE GUARANTEE FEE IS $117,031.25.

Lender must pay the guarantee fee within 90 days of the approval date of this Authorization. Failure to timely pay the guarantee fee will result in cancellation of the SBA guarantee. The 90-day deadline may not be extended. Lenders are required to make their payments electronically. Payment can be made at www.pay.gov or by ACH if they have previously enrolled with the SBA. No part of the guarantee fee is refundable if Lender has made any disbursement.  Lender may collect this fee  from Borrower  after initial disbursement of Loan. Borrower may use Loan proceeds to reimburse Lender for the guarantee fee.

For loans of $150,000 or less, Lender may retain 25% of the guarantee fee but must remit the remainder to SBA.

SBA Loan Number: PLP 48794050-02 FL SBA Loan Name: Health Insurance Innovations	Page 1 (7a Wizard 2009.4 (w7))

B.   ONGOING SERVICING FEE

1.	Lender agrees to pay SBA an ongoing fee equal to 0.550 of one percent per year of the guaranteed portion of the outstanding balance.

2.	Lender may not charge or otherwise pass through this fee to Borrower.

C.   IT IS LENDER’S SOLE RESPONSIBILITY TO:

1.	Close the Loan in accordance with the terms and conditions of this Authorization.

2.
Obtain valid and enforceable Loan documents, including obtaining the signature or written consent of any obligor’s spouse if such consent or signature  is necessary to bind the marital community or create a valid lien on marital property.

3.
Retain all Loan closing documents. Lender must submit these documents, along with other required documents, to SBA for review if Lender requests SBA to honor its guarantee on the Loan, or at any time SBA requests the documents for review.

D.   REQUIRED FORMS

1.	Lender may use its own forms except as otherwise instructed in this Authorization. Lender must use the following SBA forms for the Loan:

SBA Form 147, Note
SBA Form 1050, Settlement Sheet
SBA Form 159 (7(a)), Compensation Agreement, for each required agent
SBA Form 722, Equal Opportunity Poster
SBA Form 148, Guarantee

2.	Lender may use computer-generated versions of mandatory SBA Forms, as long as these versions are exact reproductions.

E.    CONTINGENCIES–SBA issues this Authorization in reliance on representations in the Loan application, including supporting documents. The guarantee is contingent upon Lender:

1.	Having and complying with a valid SBA Loan Guarantee Agreement (SBA Form 750 or SBA Form 750B for short-term loans) and any required supplemental guarantee agreements, between Lender and SBA;

2.	Having paid the full guarantee fee in the time and manner required by this Authorization and the SOP;

3.	Complying with the current SBA Standard Operating Procedures (SOP);

4.
Completing disbursement no later than 12 months from the approval date of this Authorization, unless the disbursement period is extended by proper SBA procedures. (The final disbursement period cannot exceed 48 months from the approval date of this Authorization.  Any undisbursed balance remaining after 48 months will be automatically cancelled by SBA);

5.
Having no evidence since the date of the Loan application, or since any preceding disbursement, of any unremedied adverse change in the financial condition, organization, management, operation, or assets of Borrower or Operating Company which would warrant withholding or not making any further disbursement; and,

6.	Satisfying all of the conditions in this Authorization.

SBA Loan Number: PLP 48794050-02 FL SBA Loan Name: Health Insurance Innovations	Page 2 (7a Wizard 2009.4 (w7))

F.    NOTE TERMS:

1.	Maturity: This Note will mature in 5 years from date of Note.

2.	Repayment Terms: Lender must insert onto SBA Note, Form 147, to be executed by

Borrower, the following terms, without modification.  Lender must complete all blank terms  on the Note at time of closing:

The interest rate is 5.25% per year.

Borrower must pay principal and interest payments of $80,690.43 every month, beginning one month from the month this Note is dated; payments must be made on the twenty-seventh calendar day in the months they are due.

Lender will apply each installment payment first to pay interest accrued to the day Lender receives the payment, then to bring principal current, then to pay any late fees, and will apply any remaining balance to reduce principal.

Loan Prepayment:

Notwithstanding any provision in this Note to the contrary:

Borrower may prepay this Note. Borrower may prepay 20% or less of the unpaid principal balance at any time without notice.  If Borrower prepays more than 20% and the Loan has been sold on the secondary market, Borrower  must:

a.	Give Lender written notice;

b.	Pay all accrued interest; and

c.
If the prepayment is received less than 21 days from the date Lender receives the notice, pay an amount equal to 21 days’ interest from the date lender receives the notice, less any interest accrued during the 21 days and paid under subparagraph b., above.

If Borrower docs not prepay within 30 days from the date Lender receives the notice, Borrower must give Lender a new notice.

All remaining principal and accrued interest is due and payable 5 years from date of Note.

Late Charge: If a payment on this Note is more than 10 days late, Lender may charge Borrower a late fee of up to 5.00% of the unpaid portion of the regularly scheduled payment.

G.   USE OF PROCEEDS

1.	$4,250,000.00 to purchase all outstanding stock of Health Plan Intermediaries, LLC held by Matthew S. Naylor and Russell R. Naylor also known as Naylor Group Partners, LLC.

All amounts listed above are approximate. Lender may not disburse Loan proceeds solely to pay the guarantee fee. Lender may disburse to Borrower, as working capital only, funds not spent for the listed purposes as long as those funds do not exceed 10% of the specific purpose authorized or $10,000.00, whichever is less. An Eligible Passive Company may not receive working capital funds.

The loan must be made for a sound business purpose and must benefit the small business, and one 7(a) loan may not be split into two 7(a) loans merely to benefit the Lender. 13 CFR 120.120 and 120.130(e)

Lender must document that Borrower used the loan proceeds for the purposes stated in this Authorization. Lender and Borrower must complete and sign SBA Form 1050 at the time of first disbursement. Lender must document the first and all subsequent disbursements by attaching required documentation to the original SBA Form 1050 and must maintain the documentation in the Loan file, following procedures described in SOP 50-10(5).

SBA Loan Number: PLP 48794050-02 FL SBA Loan Name: Health Insurance Innovations	Page 3 (7a Wizard 2009.4 (w7))

H.   COLLATERAL CONDITIONS

Lender must obtain a lien on 100% of the interests in the following collateral and properly perfect all lien positions:

1.	First Perfected Security Interest, subject to no other liens, in the following personal property (including any proceeds and products), whether now owned or later acquired, wherever located:

Equipment; Fixtures; Inventory; Accounts; Instruments; Chattel Paper; General Intangibles;

a.
Lender must obtain a written agreement from all Lessors (including sublessors) agreeing to: (1) Subordinate to Lender Lessor’s interest, if any, in this property; (2) Provide Lender written notice of default and reasonable opportunity to cure the default; and (3) Allow Lender the right to take possession and dispose of or remove the collateral.

b.
Lender must obtain a list of all equipment and fixtures that are collateral for the Loan. For items with a unit value of $5,000 or more, the list must include a description and serial number, if applicable.

c.	Lender must obtain an appropriate Uniform Commercial Code lien search evidencing all required lien positions. lf UCC search is not available, another type of lien search may be substituted.

2.	Guarantee on SBA Form 148, by Michael W. Kosloske, resident in Florida.

Secured by:

a.
First Deed of Trust (including water rights, if any and assignment of rents) on land and improvements located at 280 Trail Head Drive; Unit 3000; Keystone, Colorado 80435. This property is residential. Limited to 150% of the value of the property.

(1)	Subject to no other liens.

(2)	Statement of non-homestead. (Residential property only.)

(3)	Evidence of title and priority of lien must be based upon:

(a)	Title and/or Lien Search or other evidence of proper ownership and lien position.

b.
First Mortgage (including water  rights, if any and assignment of rents) on land and improvements located at 213 West Chapman Road; Lutz, Florida 33458. This property is residential. Limited to 150% of the value of the property.

(1)	Subject to no other liens.

(2)	Statement of non-homestead. (Residential property only.)

(3)	Evidence of title and priority of lien must be based upon:

(a)	Title and/or Lien Search or other evidence of proper ownership and lien position.

c.
Second Mortgage (including water rights, if any and assignment of rents) on  land and improvements located at 1002 Taray De Avila, Tampa, Florida 33613. This property is residential. Second mortgage capped at $500,000.00.

(1)	Subject only to prior lien(s) as follows:

(a)	First: CitiBank in the amount of $960,000.00

(2)	Prior open ended lien(s) closed in writing according to applicable state law. Revolving line(s) of credit limited in writing to the amount stated.

(3)	Prior lienholder written verification (I) of amount owing on prior obligation, (2) that prior obligation is current on payments, and (3) that prior obligation is not otherwise in default.

(4)	Evidence of title and priority of lien must be based upon:

(a)	Title and/or Lien Search or other evidence of proper ownership and lien position.

SBA Loan Number: PLP 48794050-02 FL SBA Loan Name: Health Insurance Innovations	Page 4 (7a Wizard 2009.4 (w7))

3.	Guarantee on SBA Form 148, by Lori Kosloske, resident in Florida.

The following language must appear in all lien instruments including Mortgages, Deeds of Trust, and Security Agreements:

“The Loan secured by this lien was made under a United States Small Business Administration (SBA) nationwide  program which uses tax dollars to assist small business owners. If the United States is seeking to enforce this document, then under SBA regulations:

a)	When SBA is the holder of the Note, this document and all documents evidencing or securing this Loan will be construed in accordance with federal law.

b)
Lender or SBA may use local or state procedures for purposes such as filing papers, recording documents, giving notice, foreclosing liens, and other purposes.  By using these procedures,  SBA does not waive any federal immunity from local or state control, penalty, tax or liability. No Borrower or Guarantor may claim or assert against SBA any local  or state law to deny any obligation of Borrower, or defeat any claim of SBA with respect to this Loan.

Any clause in this document requiring arbitration  is not enforceable when SBA is the holder of the Note secured by this instrument.”

I.     ADDITIONAL CONDITIONS

1.	Insurance Requirements

a.	Prior to disbursement, Lender must require Borrower to obtain the following insurance Flood Insurance. Based on the Standard Flood Hazard Determination (FEMA Form 81-93):

(1)	If any portion of a building that is collateral for the Loan is located in a special flood hazard area, Lender must require Borrower to obtain flood insurance for the building under the NFIP.

(2)
If any equipment, fixtures, or inventory that is collateral for the loan (“Personal Property Collateral”)  is in a building any portion of which is located in a special  flood hazard area and that building is collateral for the Loan, Lender must require Borrower to also obtain flood insurance for the Personal Property Collateral  under the NFIP.

(3)
If any equipment, fixtures, or inventory that is collateral for the loan (“Personal Property Collateral”) is in a building any portion of which is located in a special flood hazard area and that building is not collateral  for the Loan, Lender  must require Borrower to obtain available flood insurance for the Personal Property Collateral. Lender may waive SBA’s requirement for flood insurance for the Personal Property Collateral when the building is not collateral for the Loan, but only if Lender, using prudent lending standards, puts a written determination into the loan file that flood insurance is either not available or not economically feasible.

Insurance coverage must be in amounts equal to the lesser of the insurable value of the property or the maximum limit of coverage available. Insurance coverage must contain a MORTGAGEE CLAUSE/LENDER’S LOSS PAYABLE CLAUSE (or substantial equivalent) in favor of Lender. This clause must provide that any action or failure to act by the debtor or owner of the insured property will not invalidate the interest of Lender and SBA. (Borrower will be ineligible for any future SBA disaster assistance or business loan assistance if Borrower docs not maintain any required flood insurance for the entire term of the Loan.)

b.
Real Estate Hazard Insurance coverage on all real estate that is collateral for the Loan in the amount of the full replacement cost. If full replacement cost insurance is not available, coverage must be for maximum insurable value. Insurance coverage must contain a MORTGAGEE CLAUSE (or substantial equivalent) in favor of Lender. This clause must provide that any action or failure to act by the mortgagor or owner of the insured property will not invalidate the interest of Lender. The policy or endorsements must provide for at least I0 days prior written notice to Lender of policy cancellation.

SBA Loan Number: PLP 48794050-02 FL SBA Loan Name: Health Insurance Innovations	Page 5 (7a Wizard 2009.4 (w7))

c.
Personal Property Hazard Insurance coverage on all equipment, fixtures or inventory that is collateral for the Loan, in the amount of full replacement costs. If full replacement cost insurance is not available, coverage must be for maximum insurable value. Insurance coverage must contain a LENDER’S LOSS PAYABLE CLAUSE in favor of Lender.  This clause must provide that any action or failure to act by the debtor or owner of the insured property will not invalidate the interest of Lender. The policy or endorsements must provide for at least 10 days prior written notice to Lender of policy cancellation.

d.	Life Insurance, satisfactory to Lender:

(1)	on the life of Michael W. Kosloske in the amount of $4,250,000.00.

Lender must obtain a collateral assignment of each policy with Lender as assignee and Lender must also obtain acknowledgment of the assignment by the Home Office of the Insurer. Lender must assure that Borrower pays the premium on the policy.

e.	Liability Insurance in an amount and with an insurance company satisfactory to Lender.

f.	Workers’ Compensation Insurance in an amount meeting state law requirements and with an insurance company satisfactory to Lender.

coverage and maintain this coverage for the life of Loan:

2.	Borrower, Guarantor and Operating Company Documents

a.	Prior to closing, Lender must obtain from Borrower, Guarantor and Operating Company a current copy of each of the following as appropriate:

(1)
Corporate Documents–Articles or Certificate of Incorporation (with amendments), any By-laws, Certificate of Good Standing (or equivalent), Corporate Borrowing Resolution, and, if a foreign corporation, current authority to do business within this state.

(2)
Limited  Liability Company (LLC) Documents–Articles of Organization (with amendments), Fact Statement or Certificate of Existence, Operating Agreement, Borrowing Resolution, and evidence of registration with the appropriate authority.

(3)	General Partnership Documents–Partnership Agreement, Certificate as to Partners, and Certificate of Partnership or Good Standing (or equivalent), as applicable.

(4)
Limited Partnership Documents–Partnership Agreement, Certificate as to Partners, and Certificate of Partnership or Good Standing (or equivalent), as applicable, Certificate of Limited Partnership, and evidence of registration with the appropriate authority.

(5)
Limited Liability  Partnership (LLP) Documents–Partnership Agreement, Certificate  as to Partners, Certificate of Partnership or Good Standing (or equivalent) as applicable, and evidence of registration  with the appropriate authority.

(6)	Trustee Certification–A Certificate from the trustee warranting that:

(a)	The trust will not be revoked or substantially amended for the term of the Loan without the consent of SBA;

(b)	The trustee has authority to act;

(c)	The trust has the authority to borrow funds, guarantee loans, and pledge trust assets;

(d)	If the trust is an Eligible Passive Company, the trustee has authority to lease the property to the Operating Company;

(e)	There is nothing in the trust agreement that would prevent Lender from realizing on any security interest in trust assets;

(f)	The trust agreement has specific language confirming the above; and

SBA Loan Number: PLP 48794050-02 FL SBA Loan Name: Health Insurance Innovations	Page 6 (7a Wizard 2009.4 (w7))

(g)	The trustee has provided and will continue to provide SBA with a true and complete list of all trusters and donors.

(7)	Trade Name–Documentation that Borrower has complied with state requirements for registration of Borrower’s trade name (or fictitious name), if one is used.

b.	Prior to closing, Lender must obtain from Borrower and Operating Company:

(1)	Ownership – Evidence that ownership and management have not changed without Lender’s approval since the application was submitted.

(2)	Purchase-Sale Agreement – Executed Purchase-Sale Agreement.

3.	Operating Information

Prior to any disbursement of Loan proceeds, Lender must obtain:

Verification of Financial Information–Lender must submit IRS Form 4506-T  (SBA version) to the Internal Revenue Service  to obtain federal income tax information on Borrower, or the Operating Company if the Borrower is an EPC, for the last 3 years (unless Borrower or Operating Company is a start-up  business).  If the business has been operating for less than 3 years, lender must obtain the information for all years in operation. This requirement does not include tax information  for the most recent fiscal year if the fiscal year-end is within 6 months of the date SBA received the application.  Lender must compare the tax data received from the IRS with the financial data or tax returns submitted with the Loan application, and relied upon in approving the Loan.  Borrower  must  resolve any significant differences  to the satisfaction of Lender and SBA.  Failure to resolve If the Loan involves a change of ownership,  Lender must verify financial information provided by the seller of the business in the same manner as above.

a.	differences may result in cancellation of the Loan.

If Lender does not receive a response from the IRS or copy of the tax transcript within 10 business days of submitting the IRS Form 4506-T, then Lender may close and disburse the loan provided that Lender sends a second request following  precisely the procedures detailed in SOP 50-10(5) and Lender  performs the verification and resolves any significant differences discovered, even if the Loan is fully disbursed.

b.	Authority to Conduct Business–Evidence that the Borrower has an Employer Identification Number• and all insurance, licenses, permits and other approvals necessary to lawfully operate the business.

c.	Flood Hazard Determination–A completed Standard Flood Hazard Determination (FEMA Form 81-93).

d.	Lease–Current lease(s) on all business premises where collateral is located with term, including options, at least as long as the term of the Loan.

4.	Injection

Lender  must obtain evidence  that prior to disbursement:

a.
Cash Injection–At least $1,l32,781.25 cash has been injected into the business as equity capital. This cash is for application  toward  acquisition of partnership  units, packaging fee, SBA guarantee fee and closing costs.

5.	Certifications and Agreements

a.	Prior to disbursement, Lender must require Borrower to certify that:

(1)	Receipt of Authorization–Borrower has received a copy of this Authorization from Lender, and acknowledges that:

(a)	The Authorization is not a commitment by Lender to make a loan to Borrower;

SBA Loan Number: PLP 48794050-02 FL SBA Loan Name: Health Insurance Innovations	Page 7 (7a Wizard 2009.4 (w7))

(b)	The Authorization is between Lender and SBA and creates no third party rights or benefits to Borrower;

(c)	The Note will require Borrower to give Lender prior notice of intent to prepay.

(d)
If Borrower  defaults  on Loan, SBA may be required  to pay Lender  under the SBA guarantee. SBA may then seek recovery of these funds from  Borrower. Under SBA regulations, 13 CFR Part 101, Borrower may not claim or assert against SBA any immunities or defenses available under local law to defeat, modify or otherwise limit Borrower’s obligation to repay to SBA any funds advanced by Lender to Borrower.

(e)
Payments by SBA to Lender under SBA’s guarantee will not apply to the Loan account of Borrower, or diminish the indebtedness of Borrower under the Note or the obligations of any personal guarantor of the Note.

(2)
Child Support–No principal who owns at least 50% of the ownership or voting interest of the company is delinquent more than 60 days under the terms of any (a) administrative order, (b) court order, or (c) repayment agreement requiring payment of child support.

(3)	Current Taxes–Borrower is current on all federal, state, and local taxes, including but not limited to income taxes, payroll taxes, real estate taxes, and sales taxes.

(4)	Environmental–For any real estate pledged as collateral for the Loan or where the Borrower is conducting business operations (collectively “the Properly”):

(a)
At the time Borrower submitted the Loan application, Borrower was in compliance with all local, state, and federal environmental laws and regulations pertaining to reporting or clean-up of any hazardous substance, hazardous waste, petroleum product, or any other pollutant regulated by state or federal law as hazardous to the environment (Contaminant), and regarding any permits needed for the creation, storage, transportation or disposal of any Contaminant;

(b)	Borrower will continue to comply with these laws and regulations;

(c)
Borrower, and all of its principals, has no knowledge of the actual or potential existence of any Contaminant that exists on, at, or under the Property, including groundwater, other than what was disclosed in connection with the Environmental Investigation of the Property;

(d)
Until full repayment of the Loan, Borrower will promptly notify Lender and SBA if it knows or suspects that there has been, or may have been, a release of a Contaminant in, at, or under the Property, including groundwater, or if Borrower or such Property are subject to any investigation or enforcement action by any federal, state, or local environmental agency (Agency) pertaining to any Contaminant on, at, or under such Property, including groundwater;

(e)
As to any Property owned by Borrower, Borrower indemnifies, and agrees to defend and hold harmless, Lender and SBA, and any assigns or successors in interest which take title to the Property, from and against all liabilities, damages, fees, penalties or losses arising out of any demand, claim or suit by any Agency or any other patty relating to any Contaminant found on, at, or under the Property, including groundwater, regardless of whether such Contaminant resulted from Borrower’s operations. (Lender or SBA may require Borrower to execute a separate indemnification agreement).

b.	Prior to disbursement, Lender must require Borrower to certify that it will:

(1)	Reimbursable Expenses–Reimburse Lender for expenses incurred in the making and administration of the Loan.

(2)	Books, Records, and Reports–

(a)	Keep proper books of account in a manner satisfactory to Lender;

SBA Loan Number: PLP 48794050-02 FL SBA Loan Name: Health Insurance Innovations	Page 8 (7a Wizard 2009.4 (w7))

(b)	Furnish year-end statements to Lender within 120 days of fiscal year end;

(c)	Furnish additional financial statements or reports whenever Lender requests them;

(d)	Allow Lender or SBA, at Borrower’s expense, to:

[1]	Inspect and audit books, records and papers relating to Borrower’s financial or business condition; and

[2]	Inspect and appraise any of Borrower’s assets; and

[3]	Allow all government authorities to furnish reports of examinations, or any records pertaining to Borrower, upon request by Lender or SBA.

(3)	Equal Opportunity–Post SBA Form 722, Equal Opportunity Poster, where it is clearly visible to employees, applicants for employment and the general public.

(4)	American-made Products–To the extent practicable, purchase only American-made equipment and products with the proceeds of the Loan.

(5)	Taxes – Pay all federal, state, and local taxes, including income, payroll, real estate and sales taxes of the business when they come due.

c.	Lender must require Borrower to certify that it will not, without Lender’s prior written consent:

(1)	Distributions–Make any distribution of company assets that will adversely affect the financial condition of Borrower.

(2)	Ownership Changes–Change the ownership structure or interests in the business during the term of the Loan.

(3)
Transfer of Assets–Sell, lease, pledge, encumber (except by purchase money  liens on property acquired after the date of the Note), or otherwise dispose of any of Borrower’s property or assets, except in the ordinary course of business.

ADMINISTRATOR SMALL BUSINESS ADMINISTRATION

September 22, 2011
By: Deborah C. Hudson, Vice President/ SBA Manager,	Date
a Preferred Lender, as Lender and as an agent of and on behalf of the SBA for the purpose of executing this Authorization.

SBA Loan Number: PLP 48794050-02 FL SBA Loan Name: Health Insurance Innovations	Page 9 (7a Wizard 2009.4 (w7))